U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 1, 2013

Gisser Automotive Concepts, Inc.

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

333-145181	13-3948927
(Commission File No.)	(IRS Employer Identification No.)

PO Box 1007, Melnick Drive

Monsey, New York 10952

(845) 356-8008

(Address and telephone number of principal executive offices and place of business)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

(1) On September 1, 2013, Gisser Automotive Concepts, Inc. (“GAC” or the “Company), a Public United States Corporation formed and Incorporated in the State of New York, signed and provided a Letter of Intent (“Letter of Intent”) relating to GAC’s 100% Acquisition of The Wall Street Organization, Inc. (“WSO”) a Private United States Corporation formed and Incorporated in the State of Arizona.

A working relationship has existed between Mr. Daryl K. Gisser the President and CEO of GAC and Mr. Stephen M. Cole the President and CEO of WSO for approximately the past 10 (ten) years. WSO has provided for the private financial packaging and investor relations services to GAC during this period. Mr. Stephen M. Cole received compensation from GAC for providing such past services. Mr. Stephen M. Cole of WSO currently holds 251,000 Common Shares of GAC’s Capital Stock. Another employee of WSO currently holds 26,000 Common Shares of GAC’s Capital Stock.

(2) Pursuant to the terms of the Letter of Intent to acquire WSO, GAC intends to enact the 100% acquisition via WSO’s Shares (the “Capital Stock”) rather than Assets. GAC intends to enact the acquisition of 100% of the Capital Stock, Shares and any and all other classifications or Shares Issued and Outstanding in WSO representing the total Capital Stock of WSO as stated in the Letter of Intent dated September 1, 2013. The Letter of Intent filed as Exhibit 10.1 to this Current Report on Form 8-K outlines the intended Terms of the Acquisition of 100% of the Privately Held Capital Stock of WSO in exchange for the Issuance of new shares of Common Stock of GAC. These new shares would be dependent on the current class of shares held by WSO Shareholders and detailed in the Letter of Intent of Acquisition of The Wall Street Organization, Inc.

The intent of the Acquisition is such that GAC and WSO shall be hereby reorganized, such that GAC shall acquire 100% the capital stock of WSO, and WSO shall become a wholly-owned subsidiary of GAC deemed to be an insignificant transaction based on all 3 (three) tests: 1) Assets, 2) PreTax Income or Loss and 3) Share Value all being extremely below the 20% thresholds. GAC estimates that the approximately 3% (three percent) of GAC’s Capital Stock will be issued to WSO Shareholders for this 100% Acquisition of WSO. Additionally, WSO has been examined for GAC’s purpose of this acquisition in order to have an in-house firm, WSO, of known high familiarity and quality of services previously provided to GAC thereby reducing outside costs. The amounts of these services that GAC anticipates are now expected to increase due to GAC’s plans to broaden our product line and the expectation of finalizing our plans to obtain a Ticker Symbol from FINRA and begin trading in the near future. It is GAC’s goal that WSO, as this in-house subsidiary, will be providing for the in-house financial packaging and investor relations services through GAC as well as other related services deemed necessary to benefit our Shareholders.

GAC currently is reporting to the SEC and has requested and received approval for a Comprehensive 10-K in order to update our current financials to our Year Ended April 30, 2013. In the past, GAC filed Form 15c2-11 with FINRA with only a few remaining comments regarding GAC’s address and number of shares issued and outstanding. GAC is actively working towards finalizing the last few requirements by refiling Form 15c2-11 with FINRA in order to receive our Ticker Symbol. It is GAC’s goal that once we meet our goals and approvals GAC will be able to begin trading on such exchanges as the Over-The-Counter Bulletin Board and any other Exchanges deemed permissible and appropriate by the SEC and FINRA and that would be in our existing and intended new shareholders best interests.

The decision to issue the Letter of Intent to Acquire WSO has been approved as of this date September 1, 2013 by the undersigned being all or a majority of the holders of the Issued and Outstanding shares of GAC having not less than the minimum number of votes that would be necessary to authorize or take such action by the proper members or member of the Board of Directors of the Corporation of GAC (a New York Corporation) to enact this decision.

A copy of the Letter of Intent is filed as Exhibit 10.1 to this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2013	By:	/s/ Daryl K. Gisser
Name: Daryl K. Gisser
Title: Chief Executive Officer, President

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